SUBADVISORY AGREEMENT
BETWEEN
EXCEED ADVISORY LLC
AND
FIRST PRINCIPLES CAPITAL MANAGEMENT, LLC

AGREEMENT (the "Agreement") made as of the 12th day of December, 2014, by and between Exceed Advisory LLC, a limited liability company with its principal office and place of business at 28 West 44 Street, 16th Floor, New York, New York 10036 (the "Adviser") and First Principles Capital Management LLC, a limited liability company with its principal office and place of business at 140 Broadway, 21st Floor, New York, New York 10005 (the "Subadviser").

WHEREAS, Adviser has entered into an Investment Advisory Agreement dated October 15, 2014 (the "Advisory Agreement") with Forum Funds, a Delaware statutory trust, with its principal office and place of business at Three Canal Plaza, Suite 600, Portland, Maine 04101, (the "Trust");

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the "1940 Act"), as an open-end, management investment company and may issue its shares of beneficial interest, no par value, in separate series;

WHEREAS, pursuant to the Advisory Agreement, and subject to the direction and control of the Board of Trustees of the Trust (the "Board"), the Adviser acts as investment adviser for the series of the Trust listed on Appendix A hereto (the "Fund");

WHEREAS, it is intended that the Trust be a third-party beneficiary under this Agreement; and

WHEREAS, Adviser desires to retain the Subadviser to perform investment advisory services for the Fund for that portion, if any, of the Fund's assets that the Adviser allocates to the Subadviser from time to time on or after the date of this Agreement as set forth above ("Allocated Assets") and Subadviser is willing to provide such services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Adviser and the Subadviser hereby agree as follows:

SECTION 1. APPOINTMENT; DELIVERY OF DOCUMENTS

(a) The Adviser hereby appoints Subadviser, subject to the direction and control of the Board and subject to the oversight of the Adviser, to manage the investment and reinvestment of Allocated Assets and to provide other services as mutually agreed upon. The Subadviser accepts this appointment and agrees to render its services for the compensation set forth herein. To the extent practical, the Adviser will seek to provide 30 days prior notice before any material reallocation of assets away from the Subadviser. The Subadviser shall discharge the foregoing responsibilities in compliance with the objectives, policies, and limitations for the Fund set forth in the Trust's current Registration Statement (defined below) as amended from time to time and applicable laws and regulations and in compliance with any guidelines set by the Adviser from time to time provided such guidelines also: (i) are in compliance with the foregoing; and (ii) have been delivered to Subadviser in writing and reasonably in advance of the implementation of any material changes.

(b) In connection herewith, the Adviser has delivered or otherwise made available to the Subadviser copies of (i) the Trust's Trust Instrument and Bylaws (collectively, as amended from time to time, "Organic Documents"), (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"), (iii) the Trust's current Prospectuses and Statements of Additional Information for the Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"), (iv) each plan of distribution or similar document adopted by the Trust on behalf of the Fund under Rule 12b-1 under the 1940 Act and each current shareholder service plan or similar document adopted by the Trust on behalf of the Fund; and (v) all policies and procedures adopted by the Trust with respect to the Fund (e.g., repurchase agreement procedures, Rule 17a-7 Procedures and Rule 17e-1 Procedures), and shall promptly furnish the Subadviser with all amendments of or supplements to the foregoing to the extent required for the Subadviser to perform its obligations under this Agreement. The Adviser shall deliver to the Subadviser: (1) a certified copy of the resolution of the Board, including a majority of the Trustees who are not interested persons (as defined in the 1940 Act) appointing the Adviser and Subadviser and approving the Trust's advisory agreement with the Adviser and this Agreement; (2) a certified copy of the resolution of the Fund's shareholder(s), if applicable, appointing the Adviser and Subadviser; (3) a copy of all proxy statements and related materials relating to the Fund; and (4) a certified copy of the resolution from the Trust and the Adviser identifying the officers of the Adviser and/or the Trust; and (5) any other documents, materials or information that the Subadviser shall reasonably request to enable it to perform its duties pursuant to this Agreement.

(c) The Subadviser has delivered to the Adviser and the Trust a copy of: its (i) Form ADV as most recently filed with the SEC, (ii) code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the "Code"), and (iii) compliance program that meets the requirements of the federal securities laws. The Subadviser shall promptly furnish the Adviser and Trust with all amendments of or supplements to the foregoing.

SECTION 2. DUTIES OF THE ADVISER

In order for the Subadviser to perform the services required by this Agreement, the Adviser shall (i) cause all service providers to the Trust to furnish information relevant to Subadviser roles and responsibilities to the Subadviser and assist the Subadviser as may be required; (ii) ensure that the Subadviser has reasonable access to all records and documents maintained by the Trust relevant to Subadviser roles and responsibilities, the Adviser or any service provider to the Trust; and (iii) deliver to the Subadviser copies of all materials relevant to

Subadviser roles and responsibilities it provides to the Board in accordance with the Advisory Agreement.

SECTION 3. DUTIES OF THE SUBADVISER

(a) The Subadviser will make decisions with respect to all purchases and sales of securities and other investment assets of the Allocated Assets. To carry out such decisions, the Subadviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to the Allocated Assets. In all purchases, sales and other transactions in securities and other investments in the Allocated Assets, the Subadviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions, including voting of proxies with respect to securities owned by the Fund, subject to such proxy voting policies as approved by the Board (and as have been provided by the Adviser to the Subadviser in writing) and including entering into such agreements (such as, but not limited to futures or other derivatives) as is deemed necessary by Subadviser to manage the Allocated Assets. All such investments will conform to the Registration Statement or such other applicable guidelines as have been provided by the Adviser to the Subadviser in writing.

Consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act") and applicable regulations and interpretations, the Subadviser may allocate brokerage on behalf of the Fund to a broker-dealer who provides research services. Subject to compliance with Section 28(e), the Subadviser may cause the Fund to pay to a broker-dealer who provides research services a commission that exceeds the commission the Fund might have paid to a different broker-dealer for the same transaction if the Subadviser determines, in good faith, that such amount of commission is reasonable in relation to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Subadviser's overall responsibilities to the Fund or its other advisory clients. The Subadviser may aggregate sales and purchase orders of the assets of the Fund with similar orders being made simultaneously for other accounts advised by the Subadviser or its affiliates. Whenever the Subadviser simultaneously places orders to purchase or sell the same asset on behalf of the Fund and one or more other accounts advised by the Subadviser, the Subadviser will allocate the order as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

(b) The Subadviser will report to the Board at each meeting thereof as reasonably requested by the Adviser or the Board all material changes in the Allocated Assets of the Fund since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Fund and the Subadviser, and on its own initiative, or as reasonably requested by the Adviser or the Board, will furnish the Board from time to time with such information as the Subadviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Fund's holdings, the industries in which they engage, the economic, social or political conditions prevailing in each country in which the Fund maintains investments, or otherwise. The Subadviser will also furnish the Board with such statistical and analytical information with respect to investments of the Fund as the

Subadviser may believe appropriate or as the Adviser or the Board reasonably may request. In making purchases and sales of securities and other investment assets for the Fund, the Subadviser will comply with the directions and policies set from time to time by the Board as well as the limitations imposed by the Trust's or the Fund's policies and procedures (to the extent that such directions, policies and procedures have been provided to the Subadviser in writing), the Registration Statement, the 1940 Act, the Securities Act, the 1934 Act, the Internal Revenue Code of 1986, as amended, and other applicable laws. In making purchases and sales of securities and other investment assets for the Fund, the Subadviser is prohibited from consulting with other subadvisers to the Fund. The Adviser will provide reasonable notice to the Subadviser of any material changes to the Trust's policies and procedures applicable to the Fund and the Registration Statement to the extent that the Adviser has actual knowledge of such changes.

(c) The Subadviser will from time to time employ or associate with such persons as the Subadviser believes to be particularly fitted to assist in the execution of the Subadviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Subadviser. No obligation may be incurred on the Trust's or Adviser's behalf in any such respect. The Adviser acknowledges receipt of the Form ADV.

(d) The Subadviser will report to the Board all matters related to the Subadviser that it reasonably believes are material to the Subadviser's performance of this Agreement. On an annual basis, the Subadviser shall report on its compliance with its Code to the Adviser and to the Board. The Subadviser will notify the Adviser and the Trust of any change of control of the Subadviser and any changes in the key personnel who are either the portfolio manager(s) of the Allocated Assets or senior management of the Subadviser, in each case as soon as practicable and in any case prior to or promptly after such change.

(e) The Subadviser will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders with respect to the Allocated Assets as are required to be maintained by the Trust under the 1940 Act. The Subadviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Subadviser pursuant to this Agreement required to be prepared and maintained by the Subadviser or the Trust pursuant to applicable law. To the extent required by law, the books and records pertaining to the Allocated Assets, which are in possession of the Subadviser, shall be the property of the Trust. The Adviser and the Trust, or their respective representatives, shall have access to such books and records at all times during the Subadviser's normal business hours. Upon the reasonable request of the Adviser or the Trust, copies of any such books and records shall be provided promptly by the Subadviser to the Adviser and the Trust, or their respective representatives.

(f) The Subadviser will reasonably cooperate with the Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

(g) The Subadviser will provide the Fund and the Fund's custodian and fund accountant on each business day with such information relating to all transactions concerning the Allocated Assets as the Fund and the Fund's custodian and fund accountant may reasonably require, including but not limited to information required to be provided under the Trust's Portfolio Securities Valuation Procedures; provided however the Subadviser is only assisting the Fund in its pricing responsibilities and shall not be deemed the pricing agent for the Fund.

(h) The Subadviser may invest Allocated Assets in registered, open-end, management investment companies for which the Subadviser serves as investment adviser or subadviser upon the prior notice to and consent of the Adviser.

(i) The Subadviser may effect transactions with respect to the Allocated Assets pursuant to Rules 17a-7 and 17e-1 of the 1940 Act if such transactions are effected in accordance with the Trust's Rule 17a-7 Procedures and Rule 17e-1 Procedures.

(j) The Subadviser, at its expense, will provide the Adviser with such compliance reports and certifications relating to its duties under this Agreement and the federal securities laws as may be agreed upon by such parties from time to time. The Subadviser also shall: (i) cooperate with and provide reasonable assistance to the Adviser, the Trusts' administrator, custodian, transfer agent and pricing agents and all other agents and representatives of the Fund, the Trust and the Adviser; (ii) keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Fund, the Trust and the Adviser; (iii) provide prompt responses to reasonable requests made by such persons; and (iv) maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

(k) The Subadviser will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested from time to time and which constitute Allocated Assets in accordance with the Subadviser's proxy voting policies and procedures, as approved by the Board.

SECTION 4. COMPENSATION; EXPENSES

(a) In consideration of the foregoing, the Adviser shall pay the Subadviser, with respect to the Allocated Assets, a fee at an annual rate as listed in Appendix B hereto. Such fees shall be accrued by the Adviser daily and shall be payable monthly in arrears within 15 days of each calendar month for services performed hereunder during the prior calendar month. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon termination of this Agreement with respect to the Fund, the Adviser shall pay to the Subadviser such compensation as shall be payable prior to the effective date of the termination.

(b) No fee shall be payable hereunder with respect to that portion of the Allocated Assets which are invested in registered, open-end, management investment companies for which the Subadviser serves as investment adviser or subadviser and for which Subadviser already receives an advisory fee.

SECTION 5. STANDARD OF CARE; INDEMNIFICATION

(a) The Adviser shall expect of the Subadviser, and the Subadviser will give the Adviser the benefit of, the Subadviser's best judgment and efforts in rendering its services hereunder. Subject to the provisions of Section 5(e), below, the Subadviser shall not be liable hereunder to the Adviser or the Trust for any mistake of judgment or mistake of law or for any loss arising out of any investment or for any act or omission taken or in any event whatsoever with respect to the Trust, the Fund or any of the Fund's shareholders except (i) in the case of bad faith, willful misfeasance or gross negligence in the performance of the Subadviser's duties or obligations under this Agreement or (ii) by reason of the Subadviser's reckless disregard of its duties and obligations under this Agreement. The Subadviser acknowledges that the federal securities laws impose liabilities under certain circumstances on persons who have a fiduciary duty toward their clients and, therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which the Adviser or the Trust may have under any federal securities laws that cannot be waived.

(b) The Subadviser shall not be liable to the Adviser or the Trust for any action taken or failure to act in good faith reliance upon: (i) information, instructions or requests, whether oral or written, with respect to the Fund made to the Subadviser by the Adviser or the Trust; (ii) the advice of counsel to the Trust; and/or (iii) any written instruction or certified copy of any resolution of the Board.

(c) The Subadviser shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Subadviser's employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

(d) The parties hereto acknowledge and agree that the Trust is a third-party beneficiary as to the covenants, obligations, representations and warranties undertaken by the Subadviser under this Agreement and as to the rights and privileges to which the Adviser is entitled pursuant to this Agreement, and that the Trust is entitled to all of the rights and privileges associated with such third-party-beneficiary status.

(e) The Subadviser shall indemnify the Trust, the Adviser and each of their respective trustees, members, officers, employees and agents, and each person, if any, who controls the Trust or the Adviser within the meaning of Section 15 of the Securities Act, against, and hold them harmless from, any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) (collectively, "Losses"), howsoever arising, but only insofar as such Losses (or actions with respect thereto) arise out of or are based upon (i) the failure of the Subadviser to comply with applicable law or a registration requirement pursuant to applicable law; (ii) any actual or alleged material misstatement or omission in the Registration Statement, the Prospectus or any communication to current or prospective investors in the Trust relating to disclosure about the Subadviser or the Trust provided in writing to the Adviser or the Trust by the Subadviser for inclusion in such documents; or (iii) bad faith, willful misfeasance or gross negligence by the Subadviser in the performance of the Subadviser's duties or obligations under this Agreement or by reason of the Subadviser's reckless disregard of its duties and obligations under this Agreement; provided, however, that in no case is the Sub-Adviser's indemnity in favor of any person deemed to protect such person against any liability to which such person would otherwise be subject by reason of his, her or its own willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its (i) reckless disregard of obligations or duties to the Trust or (ii) violation of the federal securities laws.

(f) The Adviser shall indemnify the Subadviser and each of its members, officers, employees and agents, and each person, if any, who controls the Subadviser within the meaning of Section 15 of the Securities Act, against, and hold them harmless from, any and all Losses, howsoever arising, but only insofar as such Losses (or actions with respect thereto) arise out of or are based upon (i) the failure of the Adviser to comply with applicable law or a registration requirement pursuant to applicable law; (ii) any actual or alleged material misstatement or omission in the Registration Statement, the Prospectus or any communication to current or prospective investors in the Trust relating to disclosure about the Adviser provided in writing by the Adviser to the Trust for inclusion in such documents; or (iii) bad faith, willful misfeasance or gross negligence by the Adviser in the performance of the Adviser's duties or obligations under this Agreement or its duties or obligations to the Trust, or by reason of the Adviser's reckless disregard of such duties or obligations; provided, however, that in no case is the Adviser's indemnity in favor of any person deemed to protect such person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or (i) its reckless disregard of obligations and duties under this Agreement or (ii) violation of the federal securities laws.

(g) Promptly after receipt of notice of any action, arbitration, claim, demand, dispute, investigation, lawsuit or other proceeding (each a "Proceeding") by a party seeking to be indemnified under this section (the "Indemnified Party"), the Indemnified Party will, if a claim in respect thereof is to be made against a party against whom indemnification is sought under this section (the "Indemnifying Party") notify the Indemnifying Party in writing of the commencement of such Proceeding. No Indemnified Party seeking indemnification, reimbursement or contribution under this Agreement will, without the Indemnifying Party's written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Proceeding. Promptly after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will notify the Indemnifying Party thereof. The failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which the Indemnifying Party may have hereunder except to the extent such failure results in prejudice to the Indemnifying Party. In case any Proceeding is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement or making thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that the Indemnifying Party may elect by notice to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof, provided that the counsel selected by the Indemnifying Party is reasonably acceptable to all Indemnified Parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of the Indemnifying Party's election so to assume the defense of such Proceeding, the Indemnifying Party will not be liable to such Indemnified Party under this indemnification provision for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof (other than costs of investigation or the production of documents or witnesses) (i) unless the Indemnifying Party has failed to provide legal counsel reasonably satisfactory to such Indemnified Party in a timely manner; or (ii) such Indemnified Party shall have reasonably concluded that the representation of such Indemnified Party by legal counsel selected by the Indemnifying Party would be inappropriate due to actual or potential differing interests, in which case the Indemnifying Party will pay reasonable fees and disbursements of one separate counsel retained by the Indemnified Party as incurred.

(h) The rights of indemnification provided in this section shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law.

SECTION 6. EFFECTIVENESS, DURATION AND TERMINATION

(a) This Agreement shall become effective with respect to a Fund as of the date specified in Appendix A to this Agreement following the approval (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of such party, and (ii) if required by the 1940 Act, by vote of a majority of the Fund's outstanding voting securities.

(b) Unless earlier terminated, this Agreement shall remain in effect with respect to the Fund for a period of two years from the date of its effectiveness and shall continue in effect for successive annual periods with respect to the Fund; provided that such continuance is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by a majority of the Trust's Trustees who are not interested persons (as defined in the 1940 Act.

(c) This Agreement may be terminated by the Fund if the Board of Trustees of the Trust, in its reasonable discretion and having due regard to the protection of investors and to the effectuation of the policies declared in section 1(b) of the 1940 Act, find that the services being rendered by the Subadviser under this Agreement, fail in a material way to provide responsible management to the Fund as reasonably expected by an investment adviser, as defined in the Investment Advisers Act of 1940, as amended (the "Advisers Act"); provided that the Subadviser shall have the opportunity, within ten (10) days of receipt of a written notice describing any such failure and the reasons therefor in reasonable detail, to cure the failure that is the subject of such notice.

(d) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board, or by a vote of a majority of the outstanding voting securities of the Fund, (ii) by the Adviser on 60 days' written notice to the Subadviser or (iii) by the Subadviser on 60 days' written notice to the Trust and the Adviser. This Agreement shall terminate immediately (x) upon its assignment without the prior written consent of each of the Advisor and the Subadviser and the approval of the Trust or (y) upon termination of the Advisory Agreement.

SECTION 7. ACTIVITIES OF THE SUBADVISER

Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Subadviser's right, or the right of any of the Subadviser's partners, directors, officers, employees, contractors or other agents to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind for compensation to any other entity.

SECTION 8. REPRESENTATIONS OF SUBADVISER.

The Subadviser represents and warrants to the Adviser that:

(a) It is either registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") (and will continue to be so registered for so long as this Agreement remains in effect) or exempt from registration under the Advisers Act;

(b) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;

(c) It has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met by the Subadviser in order to perform its services contemplated by this Agreement; and

(d) It will promptly notify the Adviser and the Trust of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation.

SECTION 9. REPRESENTATIONS OF ADVISER.

The Adviser represents and warrants to the Subadviser that:

(a) It is registered as an investment adviser under the Advisers Act, as amended ("Advisers Act") (and will continue to be so registered for so long as this Agreement remains in effect);

(b) It is not prohibited by the 1940 Act or the Advisers Act from acting as an adviser to the Trust;

(c) It has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met by the Adviser in order to perform to act as an adviser to the Trust; and

(d) It will promptly notify the Subadviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation.

SECTION 10. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

The Trustees of the Trust and the shareholders of the Fund shall not be personally liable for any obligations of the Trust or of the Fund under this Agreement, and the Subadviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Subadviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Fund.

SECTION 11. MISCELLANEOUS

(a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and approved by the Trust in the manner set forth in Section 6(b) hereof.

(b) No party to this Agreement shall be liable to any other party for extended, consequential, punitive or similar damages under any provision of this Agreement.

(c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

(d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both the Adviser and Subadviser and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

(g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(h) Notices, requests, instructions and communications received by the parties at their respective principal places of business, as indicated above, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

(i) No affiliated person, employee, agent, director, partner, officer or manager of the Adviser or the Subadviser shall be liable at law or in equity for the Adviser's or the Subadviser's, as applicable, obligations under this Agreement.

(j) The terms "vote of a majority of the outstanding voting securities", "interested person", "affiliated person," "control" and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

(k) Each of the undersigned warrants and represents, in their respective capacities as an officer of the applicable party, and not individually, that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

(l) Any information and advice furnished by either party to this Agreement to the other shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule or regulation. The Subadviser hereby consents to the disclosure to third parties of investment results and other Fund data in connection with providing composite investment results and related information of the Subadviser or otherwise. The Subadviser also consents to the disclosure of Fund data to the Fund's other service providers so that those providers may perform the services they are contractually obligated to render to the Trust. The Adviser consents to the disclosure by the Subadviser of its investment results of the Allocated Assets, as part of composite investment results or otherwise. The Adviser further consents to the disclosure of the Subadviser's relationship with the Adviser and the Fund, including the value of the Allocated Assets from time to time.

(m) The Subadviser may from time to time make available without charge to the Adviser or the Trust any marks or symbols owned by the Subadviser (the "Mark"), including marks or symbols containing the Mark or any variation thereof, to use in the Fund's Registration Statement and/or Fund sales literature. Any use of the Marks shall be subject to the direction and control of the Subadviser.

(n) The Subadviser shall not use the name of the Trust or any Fund on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Trust prior thereto in writing; provided however, that the approval of the Trust shall not be required for the use of the Trust's or Fund's name which merely refers in accurate and factual terms to the Trust or Fund in connection with Subadviser's role hereunder or which is required by any appropriate regulatory, governmental or judicial authority; and further provided that in no event shall such approval be unreasonably withheld or delayed.

(o) The provisions of Sections 5, 6, 10 and 11 shall survive any termination of this Agreement.

[Signature Page to Subadvisory Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

EXCEED ADVISORY LLC

/s/ Joseph Halpern

Name: Joseph Halpern

Title: Principal and Portfolio Manager

FIRST PRINCIPLES CAPITAL MANAGEMENT LLC

/s/ Mark Lieberman

Name: Mark Lieberman

Title: Managing Director

SUBADVISORY AGREEMENT
BETWEEN
EXCEED ADVISORY LLC
AND
FIRST PRINCIPLES CAPITAL MANAGEMENT, LLC

Appendix A

Series of the Trust:

Exceed Structured Shield Index Strategy Fund
Exceed Structured Hedged Index Strategy Fund
Exceed Structured Enhanced Index Strategy Fund

SUBADVISORY AGREEMENT
BETWEEN
EXCEED ADVISORY LLC
AND
FIRST PRINCIPLES CAPITAL MANAGEMENT, LLC

Appendix B

Series:
Exceed Structured Shield Index Strategy Fund
Exceed Structured Hedged Index Strategy Fund
Exceed Structured Enhanced Index Strategy Fund
Effective Date

December 12, 2014

Fees

Fee calculated as a percentage of the annual average daily net Allocated Assets.

•FPCM will be paid monthly the following schedule based on the daily NAV of the underlying fixed income and cash portfolios (Allocated Assets) based on custodian reports:

○$0 - $100,0000,000: 15 basis points

○$100,000,000-$500,000,000: 9 basis points

○> $500,000,000: 6 basis points

•Due to the reporting requirements of the Fund, Subadviser may charge the Fund an ongoing reporting fee equal to 1 bp on assets under management.